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                                                                   EXHIBIT 10.7

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WaxWorks - VideoWorks
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325 East Third Street - Owensboro, Kentucky 42303 - (502) 926-0008
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November 9, 1993

Roadrunner Video Enterprises, Inc. will:

1)      Pay Wax Works, Inc. $160,000 before December 31, 1993.

        Sign a note for $475,000 for 12 months (amortized over 24 months) with a re-financiable balloon payment due at end of 12th month. Monthly payments to begin 20th day of January 1994 and the same day each subsequent month until paid in full. Interest on this note will accrue at a rate of 2% over the rate currently being charged to Wax Works, Inc. by our primary lending institution (currently 7.5%, therefore effective rate of note would be 9.5%) - this rate will remain fixed unless our rate increases substantially - then rate will be adjusted upward never to exceed 2% above rate charged to Wax Works, Inc. (an amortization schedule is attached).

2) Limit purchases of movies and games for all locations to never more than 30% of sales on a monthly basis.

3) Beginning January 1, 1994 purchase all merchandise for all locations on a C.O.D. basis.

4) Strictly adhere to the plan of management and payment set forth by Jim Breslin, CFO.

5) Insure that Jim Breslin or some person of equal education, experience and competency be retained as corporate C.F.O. and that person be bound, committed and obligated to fulfill and execute the content of this agreement.

6) If any business merger or transaction occurs between Roadrunner Video Enterprises, Inc. and any other business entity that results in a substantial influx of cash into the company:

        a. Wax Works, Inc. will be notified of the occurrence and the amount.

        b. Said monies will be used in total or in part to satisfy the note to Wax Works, Inc. within 60 days of receipt of said monies.

        c. With the exception of monies received by Roadrunner Video Enterprises, Inc. specifically intended and ultimately used for the acquisition of Video Library, a 10-store chain, headquartered in Bradenton, Florida, owned by Gorkes Enterprises, Inc.
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7) Agree to abide by all the events of default outlined in the promissory note including but not limited to:

        a.      Failure to provide monthly income and expense statement.

        b.      Default of any payment for a period of five (5) days.

        c. Appointment of a receiver of any part or all of the property or assignment for the benefit of any creditors or commencement of any proceeding under any bankruptcy or insolvency laws by makers or guarantors.

        d.      Failure to provide quarterly cash flow projections.

        e. As per agreement, failure to furnish Wax Works, Inc. a copy of monthly inventory (borrowing base as required by Citizens Bank), copy of a current financial statement and quarterly financial statements, of makers and annual personal financial statement of Terry W. Schneider, issuance of any insufficient funds checks for purchases or payments.

        f. Opening or purchasing any new video stores beyond the current 25 stores currently in operation (see attached), or making any new acquisition or liquidation of business property (outside the normal course of business) without written consent of Wax Works, Inc. An exception will be made for the Indianapolis sell-thru store, for which the lease has already been signed. This store is on schedule to be opened in late January or February of 1994. The cost of opening this store shall not exceed $25,000.

        g. Failure to notify Wax Works, Inc. of any major purchases or single expenditures (major being in excess of $20,000 per item).

        h. Upon sale of any common or preferred stock or any other interest in the business without written consent of Wax Works, Inc. which shall result in Terry W. Schneider owning less than fifty-one (51%) percent.

        i. Giving any individual or entity a mortgage lien position, excluding Citizens Bank, without written consent from Wax Works, Inc.

        j. Failure of makers and guarantor to continue Wax Works, Inc. as exclusive distributor of pre-order purchases of movie videos and video games for all company operations.
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        The foregoing requirement to use Wax Works, Inc. as exclusive distribution is a material consideration for this agreement and shall apply under the following circumstances:

        1. To the extent any movie video or video game referred to herein is available through Wax Works, Inc.;

        2. Wax Works, Inc. continues to maintain timely delivery schedules for goods purchased consistent with those currently experienced by Debtor with respect to purchases from Wax Works, Inc.; Wax Works, Inc. continues to grant Debtor purchase discounts consistent with those currently experienced by Debtor with respect to purchases from Wax Works, Inc.

        3. Unless Wax Works, Inc. is sold in total and voluntarily by Terry Woodward to some other competitive distributor.

        k. Failure to make all payments timely of the promissory note dated 1-1-94 in the original principal amount of $475,000, executed by makers hereof.

        In the event of default all principal and accumulated interest shall be immediately due and payable and the holder of this note shall be entitled to collect all expenses incurred plus court costs resulting from efforts to collect, including a reasonable attorney's fee, which the makers and guarantor hereof agree a reasonable attorney's fee shall be fifteen (15%) percent of the balance due, not to exceed said percent.


Signed: /s/  Terry W. Schneider                               11/12/93
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        Terry W. Schneider, President                           Date
        Roadrunner Video Enterprises, Inc.